UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) October 22, 2001


                                CenturyTel, Inc.

             (Exact name of registrant as specified in its charter)


       Louisiana                     1-7784                     72-0651161
    (State or other             (Commission File              (IRS Employer
    jurisdiction of                  Number)                Identification No.)
    incorporation)

      100 CenturyTel Drive, Monroe, Louisiana                    71203
       (Address of principal executive offices)               (Zip Code)


     Registrant's telephone number, including area code      (318) 388-9000


Item 5:      Other Events

The following two press releases were issued by the Company on October 22, 2001:
       (i) CenturyTel announces pending acquisition of 675,000 access lines from Verizon for $2.159 billion
       (ii)  CenturyTel announces third quarter expectations

Both press releases are included herein below.


PRESS RELEASE
October 22, 2001
FOR IMMEDIATE RELEASE

                   CENTURYTEL TO ACQUIRE 675,000 ACCESS LINES
                        FROM VERIZON FOR $2.159 BILLION

MONROE, La. ...CenturyTel, Inc. (NYSE Symbol: CTL) announced today that it has entered into a definitive asset purchase agreement to acquire a total of approximately 675,000 access lines in Alabama and Missouri from Verizon, Inc. (NYSE Symbol: VZ) for $2.159 billion in cash. The acquisition is expected to close in the second half of 2002, pending regulatory approvals and certain other closing conditions.

"This transaction is the largest telephone acquisition in company history," said Glen F. Post, III, President and CEO of CenturyTel. "The acquisition increases CenturyTel's access line ownership and annual telephone revenues by more than 35%. We are acquiring attractive markets such as Branson, Missouri, and Dothan, Alabama. These properties complement our existing Missouri markets while providing CenturyTel a strong market cluster in Alabama."

Based upon current financing, operational and other assumptions, CenturyTel believes the acquisition will be $.04 to $.07 accretive to earnings per share during the first full year of operation. The acquired properties are expected to generate annualized revenues of $530 million to $550 million and produce cash flow of $265 million to $300 million during the first full year of operation. The goodwill related to this transaction is tax deductible, and based upon current assumptions, the present value of the tax benefit is estimated to be $275 million.

Long-term financing plans are not yet complete and will be dependent upon CenturyTel's review of its alternatives and market conditions. JP Morgan and Lehman Brothers advised CenturyTel in its analysis of this transaction.

CenturyTel will hold a conference call at 4:15 p.m. central time today to discuss this transaction. The dial-in number is (800) 308-0477. A replay of the conference call will be available through Wednesday, October 24 at (800) 642-1687 and the conference ID is 2138413.

Additional Transaction Facts:

o CenturyTel is acquiring approximately 369,000 access lines in Missouri and 306,000 in Alabama from Verizon.

o The company's telephone access line ownership will increase more than 37% to nearly 2.5 million from 1.8 million.

o CenturyTel is acquiring all of Verizon's telephone exchanges in the two states. There are 98 exchanges in Missouri and 90 exchanges in Alabama.

o Between 1990 and 2000, these properties experienced more than 19% population growth.

o Over the past three years, Verizon has spent nearly $340 million in capital expenditures to upgrade the networks in these properties.

o In conjunction with this transaction, CenturyTel intends to seek a waiver of the "all or nothing" price cap rule from the FCC.

o Employees identified by Verizon as part of this transaction will be offered jobs with CenturyTel.

o Customers will see no changes in their area codes, telephone numbers or local calling areas.

o Following this transaction CenturyTel will provide local exchange telephone service in 22 states.

In addition to historical information, this release includes forward-looking statements, estimates and projections that are based on current expectations only, and are subject to a number of risks, uncertainties and assumptions, many of which are beyond CenturyTel's control. Actual events and results may differ materially from those anticipated, estimated or projected if one or more of these risks or uncertainties materialize, or if underlying assumptions prove incorrect. Factors that could affect actual results include but are not limited to: the Company's ability to effectively manage its growth, including integrating newly acquired businesses into our operations, obtaining the necessary regulatory approvals related to this transaction, hiring adequate numbers of qualified staff and successfully upgrading our billing and other information systems; the inherent risk of rapid technological change; the effects of on-going changes in the regulation of the Company or the communications industry generally; the effects of greater than anticipated competition in the Company's markets; possible changes in the demand for, or pricing of, the Company's products and services; the Company's ability to successfully introduce new offerings on a timely and cost-effective basis; higher than anticipated interest rates; and the effects of more general factors such as changes in overall market or economic conditions, in financing opportunities or in legislation, regulation or public policy. These and other uncertainties related to the Company's business are described in greater detail in the Company's Annual Report on Form 10-K for the year ended December 31, 2000.

CenturyTel, Inc. provides communications services including local exchange, wireless, long distance, Internet access and data services to more than three million customers in 21 states. The company, headquartered in Monroe, Louisiana, is publicly traded on the New York Stock Exchange under the symbol CTL. CenturyTel is the 8th largest local exchange telephone company, based on access lines, and the 8th largest cellular company, based on population equivalents owned, in the United States.

Visit CenturyTel's corporate Web site at (www.centurytel.com)


                              --------------------


PRESS RELEASE
October 22, 2001
FOR IMMEDIATE RELEASE

               CENTURYTEL TO ACHIEVE STRONG THIRD QUARTER RESULTS

MONROE, La. ...CenturyTel, Inc. (NYSE Symbol: CTL) announced today that the company's third quarter financial results will meet and possibly exceed the range of guidance previously provided to the investment community.

CenturyTel had previously provided guidance that third quarter revenues were expected to range from $520 million to $535 million. Guidance for operating cash flow was $250 million to $265 million. Cash earnings per share guidance was $.47 to $.52, and earnings per share guidance was $.37 to $.42 for the third quarter.

CenturyTel will hold its earnings conference call on Tuesday, October 30, at 10:30 a.m. central time.

In addition to historical information, this release includes forward-looking statements, estimates and projections that are based on current expectations only, and are subject to a number of risks, uncertainties and assumptions, many of which are beyond the control of CenturyTel. Actual events and results may differ materially from those anticipated, estimated or projected if one or more of these risks or uncertainties materialize, or if underlying assumptions prove incorrect. Factors that could affect actual results include but are not limited to: the Company's ability to effectively manage its growth, including integrating newly acquired businesses into our operations, obtaining the necessary regulatory approvals related for acquisitions, hiring adequate numbers of qualified staff and successfully upgrading our billing and other information systems; the inherent risk of rapid technological change; the effects of on-going changes in the regulation of the Company or the communications industry generally; the effects of greater than anticipated competition in the Company's markets; possible changes in the demand for, or pricing of, the Company's products and services; the Company's ability to successfully introduce new offerings on a timely and cost-effective basis; higher than anticipated interest rates; and the effects of more general factors such as changes in overall market or economic conditions or in legislation, regulation or public policy. These and other uncertainties related to the Company's business are described in greater detail in the Company's Annual Report on Form 10-K for the year ended December 31, 2000.

CenturyTel, Inc. provides communications services including local exchange, wireless, long distance, Internet access and data services to more than three million customers in 21 states. The company, headquartered in Monroe, Louisiana, is publicly traded on the New York Stock Exchange under the symbol CTL. CenturyTel is the 8th largest local exchange telephone company, based on access lines, and the 8th largest cellular company, based on population equivalents owned, in the United States.

Visit CenturyTel's corporate Web site at (www.centurytel.com)

FOR MORE INFORMATION CONTACT:
                                      Media:  Patricia Cameron (318) 388-9674
                                      patricia.cameron@centurytel.com
                                      Investors:  Tony Davis (318) 388-9525
                                      tony.davis@centurytel.com
                                      Jeffrey S. Glover (318) 388-9648
                                      jeff.glover@centurytel.com


                                   SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                          CENTURYTEL, INC.

                                      By: /s/ Neil A. Sweasy
                                          ---------------------
                                          Neil A. Sweasy
                                          Vice President and Controller